Exhibit 1

         We, the undersigned, hereby express our agreement that the attached Amendment No. 3 to Schedule 13D is filed on behalf of each of the undersigned.


Date: September 8, 1997
                                     /s/  Floyd D. Gottwald, Jr.
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                                          Floyd D. Gottwald, Jr.

                                     /s/  Bruce C. Gottwald
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                                          Bruce C. Gottwald